                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Sweet Factory Group, Inc.:

    We have audited the accompanying consolidated balance sheets of Sweet Factory Group, Inc. and subsidiaries as of January 4, 1997 and January 3, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sweet Factory Group, Inc. and subsidiaries as of January 4, 1997 and January 3, 1998, and the results of their operations and their cash flows for the fiscal years then ended in conformity with generally accepted accounting principles.


                                          KPMG LLP

February 20, 1998
San Diego, California

                           SWEET FACTORY GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                      JANUARY 4, 1997 AND JANUARY 3, 1998

                                                                                         1996           1997
                                                                                     -------------  -------------
                                                 ASSETS (NOTE 6)

Cash and cash equivalents..........................................................  $     779,461  $     867,802
Inventories........................................................................      4,255,240      4,485,998
Prepaid expenses and other current assets..........................................      2,092,082      2,970,906
                                                                                     -------------  -------------
      Total current assets.........................................................      7,126,783      8,324,706
Property and equipment, net (note 4)...............................................     29,216,599     31,999,061
Other assets, net (note 5).........................................................      2,732,196      2,328,603
Deferred income taxes (note 9).....................................................        972,000      1,645,000
                                                                                     -------------  -------------
                                                                                     $  40,047,578  $  44,297,370
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft...................................................................  $   1,454,918  $   1,890,219
  Accounts payable and accrued expenses............................................      4,459,786      4,208,629
  Accrued payroll..................................................................      1,215,073      1,378,002
  Current portion of capital lease obligations (note 8)............................        301,405        355,411
  Income taxes payable (note 9)....................................................        604,904             --
                                                                                     -------------  -------------
      Total current liabilities....................................................      8,036,086      7,832,261
Revolving line of credit (note 6)..................................................      2,174,457      6,755,786
Capital lease obligations, excluding current portion (note 8)......................        237,213        421,906
Deferred rent......................................................................      1,349,592      1,651,185
                                                                                     -------------  -------------
      Total liabilities............................................................     11,797,348     16,661,138
                                                                                     -------------  -------------
Stockholders' equity (note 7):
  Cumulative Convertible Preferred stock, $.001 par value, 19,145,000 shares authorized:
    Series A preferred stock, voting, 12,745,000 shares authorized, issued and
      outstanding; liquidation value of $12,745,000................................         12,745         12,745
    Series B preferred stock, voting, 6,187,141 shares authorized, 6,179,566 shares
      issued and outstanding; liquidation value of $13,904,024.....................          6,180          6,180
    Series C preferred stock, nonvoting, 212,859 shares authorized, issued and
      outstanding; liquidation value of $478,933...................................            213            213
    Common stock, $.001 par value; 21,818,385 shares authorized; 1,261,733 shares issued and outstanding in 1996, 1,289,900 shares issued and outstanding in
      1997; less treasury stock of 6,000 shares....................................          1,255          1,283
  Additional paid-in capital, net of cost of treasury shares.......................     27,354,154     27,366,638
  Retained earnings................................................................      1,107,558        520,275
  Notes receivable from officers...................................................       (231,875)      (271,102)
                                                                                     -------------  -------------
      Total stockholders' equity...................................................     28,250,230     27,636,232
                                                                                     -------------  -------------
Commitments and contingencies (notes 8 and 11).....................................  $  40,047,578  $  44,297,370
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

                           SWEET FACTORY GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE FISCAL YEARS ENDED JANUARY 4, 1997 AND JANUARY 3, 1998

                                                                                         1996           1997
                                                                                     -------------  -------------
Sales..............................................................................  $  65,061,655  $  74,208,849
Cost of sales and occupancy costs..................................................     32,859,846     39,143,728
                                                                                     -------------  -------------
  Gross profit.....................................................................     32,201,809     35,065,121
Selling, general and administrative expenses.......................................     24,996,800     29,217,031
Depreciation and amortization......................................................      5,079,909      6,199,113
                                                                                     -------------  -------------
  Operating income (loss)..........................................................      2,125,100       (351,023)
Interest expense, net..............................................................        305,757        576,260
                                                                                     -------------  -------------
  Income (loss) before income tax expense (benefit)................................      1,819,343       (927,283)
Income tax expense (benefit) (note 9)..............................................        782,000       (340,000)
                                                                                     -------------  -------------
  Net income (loss)................................................................  $   1,037,343  $    (587,283)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

                           SWEET FACTORY GROUP, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
         FOR THE FISCAL YEARS ENDED JANUARY 4, 1997 AND JANUARY 3, 1998

                                  CUMULATIVE
                                 CONVERTIBLE                                                        NOTES       TOTAL
                               PREFERRED STOCK         COMMON STOCK      ADDITIONAL              RECEIVABLE    STOCK-
                             --------------------  --------------------    PAID-IN    RETAINED      FROM      HOLDERS'
                              SHARES    PAR VALUE   SHARES    PAR VALUE    CAPITAL    EARNINGS    OFFICERS     EQUITY
                             ---------  ---------  ---------  ---------  -----------  ---------  -----------  ---------
Balances at December 30,
  1995.....................  19,137,425 $  19,138    937,400  $     937  27,239,910      70,215    (231,875)  27,098,325
Issuance of common stock
  for cash.................         --         --    318,333        318     114,244          --          --     114,562
Net income.................         --         --         --         --          --   1,037,343          --   1,037,343
                             ---------  ---------  ---------  ---------  -----------  ---------  -----------  ---------
Balances at January 4,
  1997.....................  19,137,425    19,138  1,255,733      1,255  27,354,154   1,107,558    (231,875)  28,250,230
Issuance of common stock
  for cash.................         --         --     28,167         28      12,484          --          --      12,512
Interest earned on notes
  receivable from
  officers.................         --         --         --         --          --          --     (39,227)    (39,227)
Net loss...................         --         --         --         --          --    (587,283)         --    (587,283)
                             ---------  ---------  ---------  ---------  -----------  ---------  -----------  ---------
Balances at January 3,
  1998.....................  19,137,425 $  19,138  1,283,900  $   1,283  27,366,638     520,275    (271,102)  27,636,232
                             ---------  ---------  ---------  ---------  -----------  ---------  -----------  ---------
                             ---------  ---------  ---------  ---------  -----------  ---------  -----------  ---------

          See accompanying notes to consolidated financial statements.

                           SWEET FACTORY GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

         FOR THE FISCAL YEARS ENDED JANUARY 4, 1997 AND JANUARY 3, 1998

                                                                                          1996           1997
                                                                                     --------------  -------------
Cash flows from operating activities:
  Net income (loss)................................................................  $    1,037,343  $    (587,283)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization..................................................       5,079,909      6,199,112
    Loss on disposal of property and equipment.....................................          34,942         54,417
    Deferred income taxes..........................................................        (167,000)      (765,000)
    Interest earned on notes receivable from officers..............................              --        (39,227)
    Changes in assets and liabilities:
      Increase in inventories......................................................        (889,691)      (230,758)
      Increase in prepaid expenses and other current assets........................        (444,815)      (878,824)
      Increase (decrease) in accounts payable and accrued expenses.................       1,238,299       (129,634)
      Increase in accrued payroll..................................................         209,809        162,929
      Increase (decrease) in income taxes payable..................................         294,478       (512,904)
      Increase in deferred rent....................................................         342,538        301,593
                                                                                     --------------  -------------
        Net cash provided by operating activities..................................       6,735,812      3,574,421
                                                                                     --------------  -------------
Cash flows from investing activities:
  Capital expenditures, excluding additions for capital leases.....................      (8,550,932)    (8,004,578)
  Proceeds from disposal of property and equipment.................................           3,900        125,000
  Payments for other assets........................................................         (47,089)      (254,552)
                                                                                     --------------  -------------
        Net cash used in investing activities......................................      (8,594,121)    (8,134,130)
                                                                                     --------------  -------------
Cash flows from financing activities:
  Increase (decrease) in bank overdraft............................................            (280)       435,301
  Proceeds from issuance of common stock...........................................         114,562         12,512
  Borrowings on revolving line of credit...........................................      19,720,599     21,790,583
  Payments on revolving line of credit.............................................     (17,546,142)   (17,209,254)
  Payments on capital leases.......................................................        (468,203)      (381,092)
                                                                                     --------------  -------------
        Net cash provided by financing activities..................................       1,820,536      4,648,050
                                                                                     --------------  -------------
Net increase (decrease) in cash and cash equivalents...............................         (37,773)        88,341
Cash and cash equivalents at beginning of year.....................................         817,234        779,461
                                                                                     --------------  -------------
Cash and cash equivalents at end of year...........................................  $      779,461  $     867,802
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest...........................................  $      307,506  $     618,278
  Cash paid during the year for income taxes.......................................  $      654,919  $     412,528
Supplemental schedule of noncash investing and financing activities:
  Acquisition of property and equipment financed by capital leases.................  $      333,062  $     619,791
  Decrease in accounts payable and accrued expenses relating to the disposal of
    property and equipment for store closing costs.................................  $      170,018  $     121,523

          See accompanying notes to consolidated financial statements.

                           SWEET FACTORY GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(1)  ORGANIZATION

    Sweet Factory, Inc. ("SFI") was incorporated on July 12, 1991 in the state of Delaware through the acquisition of Sweet Factory California Partners, Inc. (the "Former Company"). SFI was organized to introduce, operate and expand the Sweet Factory retail program throughout the United States under an exclusive licensing agreement with Sweet Factory (U.K.) Limited, a corporation organized under the laws of the United Kingdom. The initial term of the agreement expires in 2000 and includes options to extend the agreement, which SFI fully intends to exercise.

    In January 1997, SFI formed SF Candy Company, Inc. ("SF Candy") as a wholly-owned subsidiary to manufacture panned chocolate products to be sold to third parties.

    In September 1997, SFI was restructured into a holding company, Sweet Factory Group, Inc. (the "Company"), which owns and manages its wholly-owned subsidiaries Sweet Factory, Inc., its retail operations, SF Candy, and SF Properties, Inc. ("Property"), its property management company. The Company charges a management fee to its subsidiaries and charges a sublicensor royalty fee through Property to SFI. All fees and intercompany transactions are eliminated in the Company's consolidated financial statements.

(2)  SUMMARY OF ACCOUNTING POLICIES

FISCAL YEAR

    The Company reports on a 52-53 week fiscal year ending the first Saturday after December 31. Fiscal year 1996 ended January 4, 1997, and was a 53-week year. Fiscal year 1997 ended January 3, 1998, and was a 52-week year.

INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined using a method which approximates the first-in, first-out method.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. The Company leases computer equipment under capital leases which have been capitalized for financial statement purposes at the present value of the future minimum lease payments. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the lease term or the estimated useful life of the improvements, whichever is shorter. Site acquisition costs are amortized over the lease term. Improvements which add to the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations.

INTANGIBLE ASSETS

    Goodwill is amortized on a straight-line basis over twenty years. Amortization of goodwill for both the years ended January 4, 1997 and January 3, 1998 was approximately $79,500. The Company assesses the recoverability of goodwill by determining whether the unamortized balance can be recovered through projected undiscounted future cash flows over its remaining life. Based on these calculations,

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(2) SUMMARY OF ACCOUNTING POLICIES (CONTINUED) the Company has determined that this intangible asset was not impaired at January 4, 1997 and January 3, 1998.

    The exclusive license agreement is amortized on a straight-line basis over its estimated useful life of approximately eight years.

INCOME TAXES

    The Company accounts for its income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date.

STORE PRE-OPENING COSTS

    Store pre-opening costs are capitalized and amortized to store operating expense during the first 18 full months a store is in operation. This period coincides with the time at which the Company deems a store to be comparable for financial reporting purposes.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances warrant measurement. Impairment losses for long-lived assets are recorded by reducing the carrying value to the fair value of the asset.

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less and money market mutual funds to be cash equivalents.

STOCK OPTION PLAN

    The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and the Company provides pro forma net income disclosures for employee stock option grants made as if the Company had adopted the fair value method under SFAS No. 123, "Accounting for Stock-Based Compensation."

ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Advertising expenses amounted to

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(2) SUMMARY OF ACCOUNTING POLICIES (CONTINUED) approximately $907,000 and $1,194,000 for the fiscal years ended January 4, 1997 and January 3, 1998, respectively.

USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires that fair values be disclosed for the Company's financial instruments. The carrying amount of cash and cash equivalents, accounts payable and accrued expenses, and accrued payroll approximate fair value due to the short-term nature of these instruments. The carrying amounts reported for notes receivable approximate fair value because the underlying instruments earn interest at rates comparable to current rates offered by the Company for similar instruments. The carrying amount reported for the revolving line of credit approximates fair value because the underlying instrument bears interest at a rate comparable to current rates offered to the Company for similar debt instruments.

(4)  PROPERTY AND EQUIPMENT

    Property and equipment as of January 4, 1997 and January 3, 1998 consist of the following:

                                                                      1996           1997
                                                                 --------------  -------------
Leasehold improvements.........................................  $   27,222,042  $  32,641,032
Furniture and fixtures.........................................       8,530,502     10,512,194
Machinery and equipment........................................       4,270,163      5,407,701
Construction in progress.......................................       1,758,115      1,174,144
                                                                 --------------  -------------
                                                                     41,780,822     49,735,071
Less accumulated depreciation and amortization.................     (12,564,223)   (17,736,010)
                                                                 --------------  -------------
                                                                 $   29,216,599  $  31,999,061
                                                                 --------------  -------------
                                                                 --------------  -------------

    Equipment recorded under capital leases is included with machinery and equipment for the fiscal years ended January 4, 1997 and January 3, 1998 at a cost of $2,031,381 and $1,782,104, respectively, with related accumulated amortization of $970,114 and $673,415, respectively.

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(5)  OTHER ASSETS

    Other assets as of January 4, 1997 and January 3, 1998 consist of the following:

                                                                      1996           1997
                                                                  -------------  -------------
License.........................................................  $   3,100,000  $   3,100,000
Goodwill........................................................      1,587,125      1,587,125
Other...........................................................        680,517      1,220,069
                                                                  -------------  -------------
                                                                      5,367,642      5,907,194
Less accumulated amortization...................................     (2,635,446)    (3,578,591)
                                                                  -------------  -------------
                                                                  $   2,732,196  $   2,328,603
                                                                  -------------  -------------
                                                                  -------------  -------------

    Amortization of other assets was $701,868 and $658,145 for the fiscal years ended January 4, 1997 and January 3, 1998, respectively.

(6)  REVOLVING LINE OF CREDIT

    In June 1997, the Company refinanced its bank revolving line of credit. The principal amount of the line is $8,000,000, including an amount available for letters of credit of $500,000. Interest on the line is payable at the bank's prime rate or LIBOR plus 2%. The effective rate on the Company's revolving lines of credit at January 3, 1998 was 8.0%. The Company may also borrow an additional $3,500,000 from September 1st through January 15th at the bank's prime rate plus 1/4% or LIBOR plus 2.25%. Both lines are secured by substantially all of the Company's tangible assets exclusive of its leased equipment. The lines expire on June 30, 1999. Approximately $40,000 in letters of credit was outstanding as of January 3, 1998.

    In February 1998, the Company refinanced its debt with the bank. The new debt structure includes the same amounts for a revolving line of credit and letters of credit, with an interest rate at the bank's prime rate plus 3/8%, and expires on June 30, 1999. Additionally, the Company entered into a $1,500,000 note payable, with a maturity of September 1, 1998 at an interest rate of prime plus 3/4%. The $3,500,000 seasonal note was eliminated.

    The above revolving line of credit contains restrictive covenants which, among other things, require maintenance of certain financial ratios and restricts the payment of dividends.

(7)  STOCKHOLDERS' EQUITY

SERIES A, B AND C CUMULATIVE CONVERTIBLE PREFERRED STOCK

    At January 3, 1998, the Company had 12,745,000 shares of Series A, 6,179,566 shares of Series B and 212,859 shares of Series C preferred stock, with par values of $.001, issued and outstanding. The holders of the preferred stock are entitled to annual cumulative dividends of $.08 per share for Series A preferred and $.18 per share for Series B and C preferred, if and when declared by the Board of Directors. As of January 3, 1998, the Board of Directors had not declared any dividends on preferred stock. Each share of Series A and B preferred stock is convertible into the Company's voting common stock, and each share of Series C preferred stock is convertible into the Company's non-voting common stock. All preferred stock is convertible at the option of the holder, at any time, at the

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(7)  STOCKHOLDERS' EQUITY (CONTINUED)
established conversion price. The Series A and B preferred stock each have voting rights equal to the number of common stock shares into which it can be converted. The conversion price at January 3, 1998 was $1.00 per share for Series A preferred and $2.25 per share for Series B and C preferred. The holders of preferred stock have priority as to distribution upon liquidation and dissolution.

STOCK APPRECIATION RIGHTS

    In connection with the July 12, 1991 acquisition, the Company issued to certain principals of the Former Company stock appreciation rights relating to 110,526 shares of common stock as partial consideration for entering into covenants not-to-compete. The rights are not exercisable by the holders at any time unless a liquidating event occurs. In the event of a liquidation, the holders shall be entitled to receive the same payment, distribution or other consideration as a holder of common stock. In the event of a public offering, the Company has the option to purchase all of the holders' rights for a purchase price equal to the per share price at which the common stock is offered to the public. If such option is not exercised, the holder may exchange the rights for the number of common stock shares equal to the rights. The rights expire ten years from the date of issue.

STOCK OPTIONS

    During the year ended January 3, 1993, the Company adopted an incentive stock option plan for executives and key employees (the 1992 Plan). The 1992 Plan was subsequently amended to increase the number of shares authorized to 2,750,000. The Plan authorizes the granting of options to purchase shares of the Company's $.001 par value common stock. Options vest evenly over five years from the date of grant. Options expire ten years after the date of grant, or at the employee's termination date, if earlier.

    During 1996, the Company adopted an incentive stock option plan for executives and key employees (the 1996 Plan). The 1996 Plan has substantially the same attributes as the 1992 Plan, but allows for broader eligibility. The number of shares authorized for this plan at January 3, 1998 was 800,000.

    Certain officers had previously exercised stock options in exchange for notes receivable. The notes receivable are secured by the underlying common stock, accrue interest annually at 7% of the outstanding principal balance, and mature on July 31, 2000.

    At January 3, 1998, there were 521,771 shares available for grant under the Plans. Using the prescribed valuation methods of SFAS No. 123, the Company determined that the per share weighted-average fair value of stock options granted during fiscal 1997 and 1996 was $0.71 and $0.63, respectively, on the date of grant. The following weighted-average assumptions were included in this method for fiscal 1997 and 1996: no expected dividend yield, risk-free interest rate of 6%, and an expected life of 5 years.

    The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized in the financial statements for its stock options. Had the Company determined compensation cost for its stock options based on the fair value at the grant date under

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(7)  STOCKHOLDERS' EQUITY (CONTINUED)
SFAS No. 123, the Company's net income (loss) would have been adjusted to the pro forma amounts indicated below:

                                                                        1996          1997
                                                                    -------------  -----------
Net income (loss), as reported....................................  $   1,037,343  $  (587,283)
Pro forma.........................................................        946,199     (680,766)

    Pro forma net income (loss) reflects only options granted in fiscal 1996 and 1997. Pro forma net income (loss) stated in accordance with SFAS No. 123 may not be representative of the effects on reported net income (loss) in future years.

    The following is a summary of option activity for the fiscal years ended January 4, 1997 and January 3, 1998:

                                                                 NUMBER OF    OPTION PRICE PER
                                                                  SHARES           SHARE
                                                               -------------  ----------------
Outstanding at December 30, 1995.............................      1,463,995  $ .25 -- 1.50
Exercised....................................................       (318,333)   .25 --  .75
Canceled.....................................................       (123,583)   .25 -- 2.00
Granted......................................................        630,000    1.50 -- 2.50
                                                               -------------
Outstanding at January 4, 1997...............................      1,652,079    .25 -- 2.50
                                                               -------------
Exercised....................................................        (28,167)   .25 --  .75
Canceled.....................................................        (62,583)   .56 -- 2.75
Granted......................................................        177,000    2.75 -- 2.75
                                                               -------------
Outstanding at January 3, 1998...............................      1,738,329  $ .25 -- 2.75
                                                               -------------
                                                               -------------
Exercisable at January 3, 1998...............................      1,024,495  $ .25 -- 2.50
                                                               -------------
                                                               -------------

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

    The following table summarizes information about options outstanding and exercisable as of January 3, 1998.

                              OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                  -------------------------------------------  ------------------------
                                                   WEIGHTED-                 WEIGHTED-
                               WEIGHTED- AVERAGE    AVERAGE                   AVERAGE
    RANGE OF        NUMBER         REMAINING       EXERCISE      NUMBER      EXERCISE
EXERCISE PRICES   OUTSTANDING  CONTRACTUAL LIFE      PRICE     EXERCISABLE     PRICE
----------------  -----------  -----------------  -----------  -----------  -----------
 $   .25 -  .75      965,495               5       $     .42      824,745    $     .38
    1.50 - 2.75      772,834               9            1.82      199,750         1.54

(8)  COMMITMENTS

    The Company rents its administrative and operating facilities and certain equipment under leases expiring at various dates through 2012. These leases are subject to certain rent escalations and include renewal provisions at the option of the Company. Future minimum lease payments under noncancelable capital and operating leases as of January 3, 1998 are as follows:

                                                                      CAPITAL      OPERATING
                                                                     ----------  -------------
1998...............................................................  $  416,737  $  12,260,600
1999...............................................................     302,175     12,173,532
2000...............................................................     153,338     12,038,312
2001...............................................................         701     11,677,535
2002...............................................................          --     10,783,759
Thereafter.........................................................          --     22,826,031
                                                                     ----------  -------------
                                                                        872,951  $  81,759,769
                                                                                 -------------
                                                                                 -------------
Less interest portion of payments at an average rate of
  approximately 12.7%..............................................     (95,634)
                                                                     ----------
Present value of future minimum lease obligations..................     777,317
Less current portion...............................................    (355,411)
                                                                     ----------
Capital lease obligations, excluding current portion...............  $  421,906
                                                                     ----------
                                                                     ----------

    Rent expense was approximately $9,289,000 and $11,740,000 for the fiscal years ended January 4, 1997 and January 3, 1998, respectively.

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

(9)  INCOME TAXES

    Income taxes for the fiscal years ended January 4, 1997 and January 3, 1998 are comprised of the following:

                                                                         1996         1997
                                                                      -----------  -----------
Current:
  Federal...........................................................  $   731,000  $   324,000
  State.............................................................      218,000      101,000
                                                                      -----------  -----------
                                                                          949,000      425,000
                                                                      -----------  -----------
Deferred:
  Federal...........................................................     (114,000)    (618,000)
  State.............................................................      (53,000)    (147,000)
                                                                      -----------  -----------
                                                                         (167,000)    (765,000)
                                                                      -----------  -----------
      Total income tax expense (benefit)............................  $   782,000  $  (340,000)
                                                                      -----------  -----------
                                                                      -----------  -----------

    A reconciliation of total income tax expense (benefit) to the amount computed by applying the statutory federal income tax rate of 34% to income
(loss) before income tax expense (benefit) for the fiscal years ended January 4, 1997 and January 3, 1998 is as follows:

                                                                         1996         1997
                                                                      -----------  -----------
Computed at statutory rate..........................................  $   619,000  $  (315,000)
State taxes, net of federal effect..................................      109,000      (61,000)
Nondeductible expenses..............................................       35,000       36,000
Change in valuation allowance.......................................     (215,000)          --
Adjustments to prior years' tax liabilities.........................      234,000           --
                                                                      -----------  -----------
      Total income tax expense (benefit)............................  $   782,000  $  (340,000)
                                                                      -----------  -----------
                                                                      -----------  -----------

                           SWEET FACTORY GROUP, INC.

                      JANUARY 4, 1997 AND JANUARY 3, 1998

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of January 4, 1997 and January 3, 1998 are as follows:

                                                                        1996          1997
                                                                    ------------  ------------
Deferred tax assets:
  Alternative minimum tax credit carryforwards....................  $    713,000  $    885,000
  Deferred rent...................................................       540,000       640,000
  Store closing, accrued vacation and other accruals for financial
    reporting purposes............................................       479,000       438,000
  Other                                                                       --        53,000
                                                                    ------------  ------------
      Total deferred tax assets...................................     1,732,000     2,016,000
                                                                    ------------  ------------
Deferred tax liabilities:
  Property and equipment, principally due to differences in
    depreciation..................................................       410,000       206,000
  Pre-opening and other construction costs capitalized for
    financial reporting purposes..................................       237,000       165,000
  Other...........................................................       113,000            --
                                                                    ------------  ------------
      Total deferred tax liabilities..............................       760,000       371,000
                                                                    ------------  ------------
      Net deferred tax asset......................................  $    972,000  $  1,645,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The Company has alternative minimum tax credit carryforwards for federal and state reporting purposes totaling approximately $885,000 which do not expire.

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the net deferred tax assets. In fiscal year 1996, the Company recognized a decrease in the valuation allowance of $215,000 related to the expected use of alternative minimum tax credit carryforwards. There was no valuation allowance established during fiscal year 1997.

(10)  EMPLOYEE BENEFIT PLAN

    Effective January 1, 1996, the Company established a qualified savings plan under Section 401(k) of the Internal Revenue Code. Employees who have completed one year of service and are 21 years of age are eligible to participate. Eligible employees may contribute up to 15% of annual compensation, subject to limitations. The Company may make discretionary contributions to the plan. The Company made no contributions to the plan during fiscal years 1996 or 1997.

(11)  CONTINGENCIES

    The Company is involved at times in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(12)  SUBSEQUENT EVENT (UNAUDITED)

    On December 7, 1998 the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with Archibald Candy Corporation ("Archibald"), pursuant to which the Company merged with and became a wholly-owned subsidiary of Archibald. The outstanding shareholders of the Company's preferred and common stock were paid amounts in cash as prescribed in the Agreement. Also on that date, the Company's outstanding borrowings on the debt facility were repaid in full.